UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2011
XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite 2000 White Plains, New York	10604

(Address of principal executive offices)	(Zip Code)
(914) 323-5700

Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.
     The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 25, 2011, Xylem Inc. (the “Company”), as borrower, entered into a Four-Year Competitive Advance and Revolving Credit Facility Agreement (the “2011 Credit Agreement”), a senior unsecured revolving credit facility, in an aggregate principal amount of up to $600,000,000, effective as of October 31, 2011, with a syndicate of lenders arranged by J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Barclays Capital and SG Americas Securities, LLC, as Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A., as Administrative Agent, and Citibank, N.A., as Syndication Agent, and Barclays Bank Plc, Société Générale, The Royal Bank of Scotland Plc, U.S. Bank National Association, The Bank of Tokyo-Mitsubishi Ufj, Ltd. and Wells Fargo Bank, N.A., as Documentation Agents. The 2011 Credit Agreement provides for increases of up to $200,000,000 for a possible maximum total of $800,000,000 in aggregate principal amount at the request of the Company and with the consent of the institutions providing such increased commitments. The facility made available by the 2011 Credit Agreement will be for working capital and other general corporate purposes (including, without limitation, commercial paper backup). No borrowings are outstanding under the 2011 Credit Agreement on the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.
	By:	/s/ Frank R. Jimenez
Frank R. Jimenez

Date: October 28, 2011	Its:	Vice President, General Counsel and Corporate Secretary (Authorized Officer of Registrant)